UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2012

PINNACLE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23909	54-1832714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Broad Street, Altavista, Virginia		24517
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (434) 369-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 20, 2012, in connection with the deregistration of the common stock, $3.00 par value (the “Common Stock”), of Pinnacle Bankshares Corporation (the “Corporation”) under the Securities Exchange Act of 1934, as amended (the “Deregistration”), the Corporation terminated its Amended and Restated Dividend Reinvestment Plan (the “DRP”). The termination of the DRP was previously approved by the Corporation’s Board of Directors, subject to the Deregistration having become effective as of December 20, 2012. The Corporation intends to file a post-effective amendment to the registration statement relating to the DRP under the Securities Act of 1933, as amended (the “Securities Act”) to deregister all shares of the Corporation’s Common Stock that remain unissued under the DRP as of the filing date of such post-effective amendment.

In addition, on December 20, 2012, certain administrative and non-material amendments were made to the Pinnacle Bankshares Corporation 2004 Incentive Stock Plan (the “2004 Plan”) to reflect the Deregistration. These amendments were previously approved by the Corporation’s Board of Directors, subject to the Deregistration having become effective as of December 20, 2012. The Corporation intends to file a post-effective amendment to the registration statement relating to the 2004 Plan under the Securities Act to deregister all shares of the Corporation’s Common Stock that remain unissued under the 2004 Plan as of the filing date of such post-effective amendment.

Finally, in connection with the Deregistration, the Corporation intends to file a post-effective amendment to the registration statement relating to the Pinnacle Bankshares Corporation 1997 Incentive Stock Plan (the “1997 Plan”) under the Securities Act to deregister all shares of the Corporation’s Common Stock that remain unissued under the 1997 Plan as of the filing date of such post-effective amendment. The 1997 Plan has expired in accordance with its terms.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE BANKSHARES CORPORATION
(Registrant)

Date: December 20, 2012	By:	/s/ Aubrey H. Hall, III
Aubrey H. Hall, III
President and Chief Executive Officer

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